                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 24, 1999, except for the fourth paragraph of Note 8, as to which the date is April , 1999 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-72999) and related Prospectus of Portal Software, Inc. for the registration of shares of its common stock.

                                             Ernst & Young LLP

Palo Alto, California

April   , 1999



--------------------------------------------------------------------------------

  The foregoing consent is in the form that will be signed upon the effectiveness of the stock split and approval of the Certificate of Incorporation in the State of Delaware as discussed in Note 8 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Palo Alto, California

April 23, 1999